EXHIBIT 10.2

THE INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE OR JURISDICTION.  NO SALE, OFFER TO SELL, OR OTHER TRANSFER OF THESE INTERESTS MAY BE MADE BY A MEMBER UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR UNLESS IN THE OPINION OF COUNSEL TO BIOSERVEDNAPRINT, LLC THE PROPOSED DISPOSITION FALLS WITHIN A VALID EXEMPTION FROM THE REGISTRATION PROVISIONS OF THOSE ACTS.

OPERATING AGREEMENT

OF

BioserveDNAPrint, LLC

This Operating Agreement is made and entered into as of the ___ day of September, 2007, by and among the undersigned members of BioserveDNAPrint, LLC, a Delaware limited liability company.

W I T N E S S E T H :

WHEREAS, Bioserve is a biotechnology company focusing on processing, development and validation of molecular diagnostics; and

WHEREAS, DNAPrint uses proprietary human genome research methods to develop genomic based services and products; and

WHEREAS, the parties desire to establish the conditions on which they will jointly develop and commercialize certain Products (as defined herein).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the undersigned, being all of the members of BioserveDNAPrint, LLC, do hereby adopt the following as the operating agreement of such limited liability company.

1.

DEFINITIONS.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

"Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Interest Holder, the deficit balance, if any, in the Interest Holder’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) the deficit shall be decreased by the amounts which the Interest Holder is obligated to restore, if any, pursuant to this Agreement or is deemed obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and (ii) the deficit shall be increased by the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

"Affiliate" means, with respect to any Member, a Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Member.  The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to: (i) vote 10% or more of the outstanding voting interests of a Member or such Person; or (ii) otherwise direct the management policies of a Member or such Person by contract or otherwise.

“Book Value” shall mean the amount determined, as of the date of an Interest Holder’s Involuntary Withdrawal or other event giving rise to a right or obligation to purchase an Interest Holder’s Interest, by subtracting the total liabilities of the Company from the total assets (excluding any valuation for goodwill) of the Company as stated in the Company’s balance sheet for the period ending on the last day of the calendar year immediately preceding the event giving rise to the transfer.  All computations and calculations required to be made hereunder shall be made by the accountants regularly engaged by the Company, using (to the extent applicable in his, her or its sole discretion) generally accepted accounting principles, applied on a consistent basis.  The accountants’ determination shall be final, conclusive, and binding upon all of the parties.

“Bona Fide Offer” means an offer that is (a) in writing, (b) from a person who is neither an Interest Holder nor an Affiliate of an Interest Holder, and (c) from a person or entity that has the financial wherewithal to consummate the purchase.

“Capital Account” means the account maintained by the Company for each Interest Holder in accordance with the following provisions: (i) each Interest Holder’s Capital Account shall be increased by the Interest Holder’s Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company property distributed to the Interest Holder), the Interest Holder’s allocable share of Profit, and any item in the nature of income or gain specially allocated to such Interest Holder pursuant to the provisions of Section 4 hereof (other than Section 4(c)(iv) hereof); and (ii) each Interest Holder’s Capital Account shall be decreased by the amount of money and the fair market value of any Company property distributed to the Interest Holder, the Interest Holder’s allocable share of Loss, and any item in the nature of expenses or losses specially allocated to the Interest Holder pursuant to the provisions of Section 4 hereof (other than Section 4(c)(iv) hereof).

If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.  If the book value of Company property is adjusted pursuant to Section 4(c)(iv) hereof, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment.

Each Interest Holder’s Capital Account shall be further adjusted as necessary for the Interest Holders’ Capital Accounts to be determined and maintained in accordance with the Regulations adopted under Section 704 of the Code, including those provisions applicable to contributions and distributions of property to the extent applicable.  It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.  In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any decreases or increases thereto, are computed in order to comply with such Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts to be distributed to any Interest Holder pursuant to the other provisions of this Agreement upon the dissolution of the Company.

"Capital Contribution" means the total amount of capital contributed by a Member to the Company, as determined from time to time, which shall include cash contributions and the fair market value of any Contributed Property, net of any liabilities, all as described on Exhibit A to this Agreement, as amended from time to time.

"Certificate of Organization" or "Certificate" means the Certificate of Organization filed for the Company in accordance with the Act.

"Company Purpose" means the commercialization of genetic ancestry tagged human biological samples and data to facilitate the research and development of diagnostic and therapeutic programs.

"Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

"Company" means BioserveDNAPrint, LLC, a Delaware limited liability company.

"Company Property" or "Property" means all properties, assets and rights of any type owned by the Company.

"Contributed Property" means any property contributed to the Company at any time or from time to time (or deemed contributed to the Company under this Agreement).

"Gross Revenues" means the gross amount received (whether in cash or otherwise) by the Company, for sales, leases, licenses or other transfers of Products, less (i) customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions, (ii) amounts repaid or credited by reason of rejection or return, and (iii) to the extent separately stated on purchase orders, invoices or other documents of sale, taxes and/or other governmental charges levied on the production, sale, transportation, delivery or use of such Products and paid by or on behalf of the Company.

“Interest Holder” means any person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member, or a successor in interest to another Interest Holder.

“Interest Holder Loan Nonrecourse Deductions” means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Interest Holder within the meaning of Regulation Section 1.704-2(i).

“Interest Holder Minimum Gain” has the meaning set forth in Regulation Section 1.704-2(i) for “partner nonrecourse debt minimum gain.”

“Involuntary Withdrawal” means, with respect to any Member, the occurrence of any of the events stated in Section 4A-606(3)-(9) of the Act.

"Majority Interest" means one or more Members holding more than 50% of the Membership Interests.

"Manager" means any Person named in this Agreement as an initial manager of the Company and any Person elected as a Manager of the Company as provided in this Operating Agreement.

"Member" means each Person who acquires a Membership Interest pursuant to this Operating Agreement, and each Person hereafter admitted to the Company as a Member as provided in this Operating Agreement.  The Members and their respective Interests are set forth on Exhibit A.

"Membership Interest" or "Interest" means an Interest Holder’s share of the capital, Profits, and Losses and the Interest Holder’s right to receive distributions.

“Minimum Gain” has the meaning set forth in Regulation Section 1.704-2(d).

"Net Cash Receipts" means the Gross Revenues from the operation of the Company's business less (i) the portion thereof used to pay Company expenses, debt payments (whether mandatory or voluntary), capital contribution reimbursements pursuant to Section 3(d) and capital expenditures, and (ii) such amount as the Managers determine is needed as reserves for maintaining or expanding the Company in a sound financial and cash position, including the establishment of reserves reasonably required in the judgment of the Managers for the proper operation or contemplated expansion of the Company.

“Nonrecourse Deductions” has the meaning set forth in Regulation Section 1.704-2(b)(1).  The amount of Nonrecourse Deductions for a taxable year of the Company shall be determined according to the provisions of Regulation Section 1.704-2(c).

“Percentage of Interests” means, as to a Member, the percentage set forth after the Member’s name on Exhibit A, as amended from time to time, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member’s Interest.

"Person" means any individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

"Product" means any process, product or part thereof, or use of a product or part thereof, which is produced, provided, distributed or otherwise commercialized by the Company.  The Managers shall determine from time to time what Products shall be commercialized by the Company.

"Profits" and "Losses" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year, with the following adjustments:

(i)

Any income exempt from federal income tax shall be included; and

(ii)

Any expenditures of the Company not deductible for federal income tax purposes shall be subtracted.

(iii)

Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 4(c) hereof shall not be taken into account in computing Profits or Losses.

"Regulations" means the income tax regulations promulgated under the Code as amended from time to time (including corresponding provisions of succeeding regulations).

“Selling Interest Holder” shall have the meaning as set forth in Section 5(f) hereof.

"Transfer" means, with respect to an Interest, a sale, assignment, gift or any other disposition, whether voluntary, involuntary or by operation of law.

2.

ORGANIZATION.

(a)

Formation.  The Company has been organized as a Delaware limited liability company under and pursuant to the Act.  The rights and obligations of the Members shall be as set forth in the Act except as this Operating Agreement expressly provides otherwise

(b)

Name.  The name of the Company is "BioserveDNAPrint, LLC," and all Company business shall be conducted in that name or such other name as the Managers may select from time to time.

(c)

Term.  The Company commenced on the date of filing of the Certificate and shall continue in existence perpetually, or until such time as may be determined in accordance with Section 11 of this Operating Agreement.

(d)

Company Purpose.  The Members have formed the Company for the purpose of commercialization of genetic ancestry tagged human biological samples and data to facilitate the research and development of diagnostic and therapeutic programs.

3.

CONTRIBUTIONS.

(a)

Company Property.  The parties acknowledge that on or about the date of execution of this Agreement, the Members have contributed to the Company certain assets, all as described on the attached Exhibit A.

(b)

Intellectual Property.

(i)

The Members shall grant to the Company a nonexclusive, royalty-free license (upon such terms and conditions as the Members shall agree) to such intellectual property rights, technology and know-how as the Members shall agree are necessary or desirable to facilitate the development of the Products (the “Background IP Rights”).

(ii)

The Members shall use commercially reasonable efforts to assist the Company in developing the Products using their respective Background IP Rights.  Intellectual property rights (including patents) generated by or on behalf of the Company in connection with the development of the Products (the “Foreground IP Rights”) shall vest in the Company.  In protecting and enforcing the Foreground IP Rights, the Members shall cooperate as closely and efficiently as possible and take no action before consulting with each other.  The Managers shall ensure the timely and complete mutual exchange of any relevant filing in respect of a Foreground IP Right.

(iii)

In the event that either party becomes aware of additional third party technology that may be useful to the development of the Products, such technology shall be discussed by the Managers, and the Managers shall determine whether to seek a license in such technology.

(iv)

All reasonable expenses incurred by a Member in connection with a development activity authorized by the Managers shall be reimbursed or shall be treated as an additional Capital Contribution by such Member.  The determination of which such treatment shall apply shall be made by the Managers.

(c)

Subsequent Contributions.  No Member shall be obligated to make any Capital Contributions to the Company other than those set forth on Exhibit A.

(d)

Reimbursement of Capital Contributions.  Except as expressly provided herein, no Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  Notwithstanding the foregoing, prior to the making of any distributions to the Members, each Member shall be reimbursed for the value of the goods or services (other than intellectual property) contributed by it to the Company.  Such reimbursement shall be in such amounts as may be approved by the Managers from time to time.  In determining the amount of such reimbursement, tangible personal property and services shall be valued at acquisition or production cost.

(e)

Loans by Managers and Members.  Any Manager or Member may, but is not obligated to, loan to the Company such sums as the Managers determine to be appropriate for the conduct of the Company's business, upon the consent of the Managers.  Any such loans shall be made upon terms and for such maturities as the Managers determine are commercially reasonable.

(f)

Capital Accounts.  A separate Capital Account shall be maintained for each Member in accordance with the Code and Regulations.  Subject to the requirements of the Regulations, each Capital Account shall be credited with: (i) all cash contributions of such Member to the Company; (ii) the fair market value of any Contributed Property; (iii) such Member's share of the Company's Profits, and (iv) Company debt assumed by Member.  Subject to the requirements of the Regulations, each Capital Account shall be debited for (i) distributions of cash to such Member; (ii) the fair market value of Company Property distributed to such Member; (iii) such Member's share of the Company's Losses, and (iv) Member debt assumed by the Company.

4.

ALLOCATIONS; DISTRIBUTIONS.

(a)

Allocation of Profits.  Subject to Section 4(c), profits for each fiscal year shall be allocated among the Members in accordance with their respective Interests in the Company.

(b)

Allocation of Losses.  Subject to Section 4(c), losses for each fiscal year shall be allocated among the Members in accordance with their respective Interests in the Company.

(c)

Regulatory Allocations.

(i)

Qualified Income Offset.  No Interest Holder shall be allocated Loss or a deduction which causes such Interest Holder to have an Adjusted Capital Account Deficit.  If an Interest Holder receives (a) an allocation of Loss or deduction (or item thereof) or (b) any Company distribution which causes such Interest Holder to have an Adjusted Capital Account Deficit at the end of any Company taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to such Interest Holder, before any other allocation is made of Company items for such taxable year, in the amount and in proportions required to eliminate such deficit. If an allocation of Loss or deduction would cause an Adjusted Capital Account Deficit in the event of liquidation of the Company or of his/her/its Interest, then the allocation of Loss or deduction (or item thereof) shall not be made to such Interest Holder.  For purposes of this Section 4(c)(i), each Interest Holder’s Capital Account shall be deemed to be reduced by reasonably expected adjustments or allocations under Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4) and (5) and by reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases (other than increases pursuant to this Section 4(c)(i)).  For purposes of calculating reasonably expected Capital Account increases, the value of each Company asset shall be presumed to be equal to its adjusted basis for federal income tax purposes.  This Section 4(c)(i) is intended to comply with, and shall be interpreted consistently with, the “qualified income offset” provisions of the Treasury Regulations promulgated under Section 704(b) of the Code, and shall be calculated separately for each Interest Holder consistent with, and in compliance with, such regulations.

(ii)

Minimum Gain Chargeback.  Except as set forth in Regulation Sections 1.704-2(f)(2), (3) and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Interest Holder, prior to any other allocation pursuant to this Section 4, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder’s share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g)(2).  Allocations of gross income and gain pursuant to this Section 4(c)(ii) shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company’s other items of income and gain for the taxable year.  It is the intent of the parties hereto that any allocation pursuant to this Section 4(c)(ii) shall constitute a “minimum gain chargeback” under Regulation Section 1.704-2(f).

(iii)

Interest Holder Minimum Gain Chargeback.  Except as otherwise provided in Regulation Section 1.704-2(i)(4), if, during any taxable year, there is a net decrease in Interest Holder Minimum Gain attributable to an Interest Holder Loan Nonrecourse Deductions, each Interest Holder who has a share of the Interest Holder Minimum Gain attributable to such Interest Holder Loan Nonrecourse Deduction, determined in accordance with Regulation Section 1.704-2(i)(5), prior to any other allocation pursuant to this Section 4, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder’s share of the net decrease of Interest Holder Minimum Gain attributable to such Interest Holder Loan Nonrecourse Deduction, computed in accordance with Regulation Section 1.704-2(i)(4).  Allocations of gross income and gain pursuant to this Section 4(c)(iii) shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Interest Holder Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company’s other items of income and gain for the taxable year.  It is the intent of the parties hereto that any allocation pursuant to this Section 4(c)(iii) shall constitute a “minimum gain chargeback” under Regulation Section 1.704-2(i)(4).

(iv)

Contributed Property and Book-Ups.  In accordance with Section 704(c) of the Code and the Regulations thereunder, as well as Regulation Section 1.704-l(b)(2)(iv)(d)(3), income, gain, loss and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution).  If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

(v)

Code Section 754 Adjustment.  To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

(vi)

Nonrecourse Deductions.  Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Interest Holders in proportion to their Percentages of Interests.

(vii)

Interest Holder Loan Nonrecourse Deductions.  Any Interest Holder Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the

Interest Holder who bears the risk of loss with respect to the loan to which the Interest Holder Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(b).

(viii)

Guaranteed Payments.  To the extent any compensation paid to any Interest Holder by the Company is determined by the Internal Revenue Service not to be a guaranteed payment under Code Section 707(c) or is not paid to the Interest Holder other than in the Person’s capacity as a Member within the meaning of Code Section 707(a), the Interest Holder shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Interest Holder’s Capital Account shall be adjusted to reflect the payment of that compensation.

(d)

Distributions of Net Cash Receipts.  Within 90 days after the end of each fiscal year of the Company, Net Cash Receipts, if any, shall be distributed among the Members in accordance with their respective Interests in the Company.

(e)

Division Among Members.  Except as otherwise provided, all Profits, Losses and distributions to the Members shall be divided among them in proportion to their Percentage Interests.

5.

MEMBERSHIP; DISPOSITIONS OF INTERESTS.

(a)

Initial Members.  The initial members of the Company are the Persons executing this Operating Agreement as Members as of the date of this Operating Agreement, each of whom is admitted to the Company as a Member effective contemporaneously with this Operating Agreement.

(b)

Restrictions on Transfer of Membership Interests.  No Member shall have the right to Transfer the whole or any part of its Interest without the express, written consent of the Managers, or as otherwise provided in this Operating Agreement.  If such consent is obtained, the Transfer by a Member of all or part of its Interest shall become effective on the first day of the calendar month immediately succeeding the month in which the Company has received a transfer fee sufficient to cover all expenses of the Company connected with such transfer.  All distributions prior to the effective date shall be made to the transferor, and all distributions made thereafter shall be made to the transferee.  No Transfer by a Member shall be effective as against the Company unless and until the transferee, purchaser, assignee or donee (i) executes and delivers such documents, and takes such other action as the Managers shall deem necessary or advisable to cause it to become a substitute Member, (ii) shall pay all reasonable expenses required by the Managers to be paid in connection therewith, and (iii) shall, if requested by the Managers, present an opinion of counsel, acceptable to counsel to the Company, that such assignment would not violate applicable state and federal securities laws or adversely affect the status of the Company as a partnership for federal income tax purposes and as a limited liability company under the laws of the jurisdictions in which the Company is doing business.

(c)

No Transfer of a Member’s Interest shall be effective to convey the subject matter thereof until all documents shall have been executed and filed and all other acts shall have been performed as specified in Section 5(b).

(d)

Right of First Refusal.  No Member (a "Selling Member") may transfer all or any portion of its Interest, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person without first offering its Interest to the other Members at a price and upon terms no less favorable than those which the Selling Member is willing to accept from a bona fide third party, based on a Bona Fide Offer from the proposed purchaser, or would otherwise be compelled to accept by operation of law. The other Members will have 30 days to acquire their proportionate share of the Interest of the Selling Member on such terms.  If one or more of the Members declines to do so, the other Members may acquire all of the Selling Member's

Interests on a proportionate basis by stating their intention to do so in their response.  This right of first refusal will be governed by the following provisions:

(i)

The Selling Member's offer to sell must be in writing and must contain a statement describing the price and terms offered by, and the name and address of, the proposed transferee, including the written offer by such proposed transferee.  The other Members may accept such offer by written notice to the Selling Member and the other Members.

(ii)

If the offer is accepted by any of the other Members, the Selling Member and the other Members will promptly consummate the sale within 30 days.

(iii)

If the other Members do not accept the offer to sell the entire Interest offered by the Selling Member within 30 days, the Selling Member may transfer the unaccepted Interest to the proposed transferee on the terms described in the written offer, within 30 days after the expiration of the Member acceptance period.

(iv)

If the Interest is not transferred to the proposed transferee within such 30 day period, the Interest shall again become subject to the terms of this Section 5(c).

(v)

Notwithstanding any other provision of this Section 5(c), a Member may, at any time, transfer all or any portion of its Interest to an Affiliate of such Member.

(vi)

Any Interests transferred in accordance with the terms of this Section 5(d) shall remain subject to this Operating Agreement.

(e)

Involuntary Withdrawal.  Upon the occurrence of a Member’s Involuntary Withdrawal, subject to the provisions of Section 5(f) hereinbelow, the successor to such Member’s Interest shall succeed to such Member’s right to receive all of the Profits, Losses, and distributions with respect to such Interest, but shall not become a substitute Member unless the provisions of Section 5(b) hereof are satisfied.

(f)

Transfer upon Involuntary Withdrawal.  In the event of the Involuntary Withdrawal of an Interest Holder (“Selling Interest Holder”), the Company shall have the obligation to purchase, and the Selling Interest Holder shall have the obligation to sell, all of the Selling Interest Holder’s Interest.  The closing of this transaction shall be held within ninety (90) days from the date of the Involuntary Withdrawal.  The Purchase Price shall be an amount equal to the Book Value multiplied by the Percentage of Interest to be purchased by the Company pursuant to this Section 5(f).  Payment of the Purchase Price shall be made as follows: (1) by a cash payment on the date of closing in an amount equal to ten percent (10%) of the Purchase Price, and (2) by the delivery of a promissory note for the unpaid balance.

(g)

Information.  The Members acknowledge that, from time to time, they may receive information from or regarding the Company or the other Member in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or the other Member or Persons with whom it does business.  Each Member shall hold in strict confidence any information it receives regarding the Company or the other Member and may not disclose it to any Person other than another Member or a Manager.  The Members acknowledge that breach of the provisions of this Section may cause irreparable injury to the Company or the other Member for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, the Members agree that the provisions of this Section may be enforced by specific performance without posting bond.

(h)

Liability to Third Parties.  Except as required by law, no Member or Manager shall, by virtue of its status as a Member or Manager, or its ownership of an Interest, be liable for the debts, obligations or liabilities of the Company, including but not limited to a judgment, decree or order of a court.

(i)

Withdrawal.  A Member does not have the right to withdraw from the Company as a Member and agrees not to do so.  A Member who withdraws as a member of the Company without the consent of the Managers shall be liable to the Company for any damages suffered by the Company on account of the breach and shall not be entitled to receive any payment for his Interest or a return of his Capital Contribution until the time otherwise provided herein for distributions to Members.

(j)

Lack of Authority.  No Member (other than a Manager or an officer or agent appointed by the Managers) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to make any expenditure on behalf of the Company.

6.

POWERS AND DUTIES OF MANAGERS.

(a)

Management of Company.  Except as otherwise specifically limited herein, the Managers have the exclusive right to manage the Company's business. Accordingly, except as otherwise specifically limited in this Operating Agreement or under applicable law, the Managers shall: (i) hire management employees to manage the affairs and business of the Company; (ii) supervise management in its exercise of the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company.  The Managers shall take all actions which shall be necessary or appropriate to accomplish the Company Purpose in accordance with the terms of this Operating Agreement, and they shall take no action that they do not believe to be in furtherance of the Company Purpose.  The Managers shall not be entitled to compensation for their performance as managers.

(b)

Specific Rights and Powers of the Managers.  In addition to the rights and powers which they may have in accordance with Section 6(a), and except as otherwise specifically limited in this Operating Agreement or under applicable law, the Managers shall have all specific rights and powers required for the management of the business of the Company including, without limitation, the right to do the following:

(i)

Acquire such real or personal property as may be necessary or appropriate to accomplish the Company Purpose;

(ii)

Develop, operate, maintain, sell, transfer, assign, convey, or otherwise dispose of or deal with all or any part of the Company Property;

(iii)

Incur debt for the Company Purpose and mortgage or pledge any or all of the Company Property to secure or provide for the repayment of such loans; to obtain replacements of any mortgage or mortgages in whole or in part, and prepay, refinance, recast, modify, extend or consolidate any mortgage affecting Company Property;

(iv)

Incur all reasonable expenditures and pay all obligations of the Company;

(v)

Execute any and all contracts, agreements, documents or instruments of any kind which the Managers may deem necessary or appropriate for carrying out the Company Purpose, including, without limitation, leases, subleases, licenses, deeds, notes, mortgages and other agreements, documents or instruments of any kind or character or amendments of any such documents or instruments; and

(vi)

Employ, engage, or retain and dismiss any Person as an employee, agent, independent contractor, advisor, attorney or accountant, or in such other capacities as the Managers may deem necessary;

(c)

Approval of Members.  Notwithstanding any contrary provision of this Operating Agreement, the Managers shall not sell, exchange or license all or substantially all of the Company's Property without first obtaining the written approval of a Majority Interest.

(d)

Number; Tenure.  The number of Managers of the Company shall be four.  Two of the Managers shall be appointed by Bioserve (initially Kevin Krenitsky and Rama Modali); two of the Managers shall be appointed by DNAPrint (initially Richard Gabriel and Mathew Thomas).  The number of Managers may only be modified by a unanimous action of the Members.

(e)

Meetings; Manner of Acting.  Meetings of the Managers may be called by or at the request of any Manager.  The person or persons authorized to call the meeting of the Managers may fix any place as the place for holding the special meeting of the Managers.  A majority of the total number of Managers as determined from time to time shall constitute a quorum. If a quorum is present when a vote is taken, the unanimous act of the Managers present at the meeting shall be the act of the Managers.

(f)

Vacancy; Resignation and Removal.  Any vacancy occurring among the Managers (including but not limited to a vacancy resulting from a Manager's removal) shall be filled by the Member that appointed the Manager whose position is being filled.  A Manager may resign at any time upon written notice to the other Managers (or, if none, to the Members).  One or more of the Managers may be removed by the Member that appointed such Manager.  A Person shall cease to be a Manager upon his death, permanent disability or mental incompetence.

(g)

Conflicts of Interest.  The Managers need not devote full time to the Company's business, but shall devote such time as they, in their discretion, deem necessary to manage the Company's affairs in an efficient manner.  Subject to the other express provisions of this Operating Agreement, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or officer the right to participate therein.  The Company may transact business with any Manager, Member, officer or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

7.

MEETINGS OF MEMBERS.

(a)

Meetings.  Meetings of the Members may be called by any Member.  The meeting shall be held at the principal place of business of the Company or as designated in the notice of the meeting.

(b)

Notice.  Notice of any meeting of the Members shall be given no fewer than 10 days and no more than 60 days prior to the date of the meeting.  Notices shall specify the purpose or purposes for which the meeting is called.  The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(c)

Proxies.  Each Member entitled to vote at a meeting of Members, or to express consent or dissent to action in writing without a meeting, may authorize another Person or Persons to act for it by proxy.  Such proxy shall be deposited at the principal offices of the Company not less than 48 hours before a meeting is held or action is taken, but no proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(d)

Voting of Interests.  Each Member shall be entitled to one vote for each percentage point of Membership Interest owned by such Member upon each matter submitted to a vote of the holders thereof.

8.

INDEMNIFICATION.

(a)

Right to Indemnification.  Subject to the limitations and conditions provided in this Section 8 and in the Act, each Person (an "Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Manager or Member of the Company or is or was serving as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise that is or was a Manager, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding if such Indemnified Person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that his conduct was unlawful.

(b)

Derivative Claims.  Subject to the limitations and conditions provided in this Section 8 and in the Act, the Company shall and does hereby indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Manager of the Company, or is or was serving as a manager, director, officer, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise that is or was a Manager, against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit, if such Person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c)

Indemnification of Employees and Agents.  The Company, by adoption of a resolution of the Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Section 8, and the Company may indemnify and advance expenses to Persons who are not or were not Managers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers under this Section 8.

(d)

Savings Clause.  If Section 8 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.

9.

AMENDMENTS.  This Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by a Majority Interest; provided, however, that (a) an amendment or modification reducing a Member's share of distributions (other than to reflect changes otherwise provided by this Operating Agreement) is effective only with that Member's consent; (b) an amendment or modification reducing the required measure for any consent or vote in this Operating Agreement is effective only with the consent or vote of Members having the measure theretofore required; and (c) an amendment that would modify the limited liability of a Member is effective only with that Member's consent.  This Operating Agreement may be amended by the Managers without the consent of the Members to correct any errors or omissions, to cure any ambiguity, or to cure any provision that may be inconsistent with any other provision hereof.

10.

BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS.

(a)

Maintenance of Books and Records.  The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers at the registered office of the Company.  Such records are subject to inspection and copying at the reasonable request, and at the expense, of any Member or Manager during ordinary business hours.  In addition, each Member will be entitled to inspect the other Member’s premises and accounts upon reasonable notice and at reasonable times to confirm such Member’s compliance with this Agreement.

(b)

Reports.  On or before the 90th day following the end of each fiscal year of the Company, the Managers shall cause each Member to be furnished with a federal (and where applicable state) income tax reporting Form K-1 or its equivalent and a financial report for the preceding fiscal year which shall include customary annual financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis.  On or before the 15th day following the end of each fiscal quarter of the Company, the Managers shall cause each Member to be furnished with a financial report for the preceding fiscal quarter which shall include customary quarterly financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(c)

Taxable Year and Accounting Method.  The Company's taxable and fiscal years shall be the calendar year.  The Company shall initially use the cash method of accounting.

(d)

Tax Elections.  All elections required or permitted to be made by the Company under the Code shall be made by the Managers.

(e)

Bank Accounts.  All funds of the Company are to be deposited in the Company's name in such bank accounts or investment accounts as may be designated by the Managers and shall be withdrawn on the signature of any Manager, or such other Person or Persons as the Managers may authorize.  The Company's funds may not be commingled with the funds of any Manager or Member.

(f)

"Tax Matters Partner."  A majority of the Managers shall designate one Member to be the "tax matters partner" of the Company pursuant to the Code.  The Person so designated is authorized to take such actions as are permitted by the Code.

11.

DISSOLUTION, LIQUIDATION AND TERMINATION.

(a)

Events of Dissolution.  The Company shall be dissolved and shall commence winding up its affairs upon the first to occur of the following:

(i)

The vote of Members holding a Majority Interest;

(ii)

Any event which makes it unlawful or impossible to achieve the Company Purpose;

(iii)

The sale, disposition or abandonment of all or substantially all of the Company Property; or

(iv)

The entry of a decree of judicial dissolution under the Act.

The Company shall not be dissolved upon the death, insanity, retirement, resignation, expulsion, dissolution or bankruptcy of any Member or Manager.

(b)

Winding Up.  Upon the dissolution of the Company, the Managers shall wind up the Company's affairs and satisfy the Company's liabilities.  The Managers shall liquidate all of the Company Property as quickly as possible consistent with obtaining the full fair market value of said Property.  During this period, the Managers shall continue to operate the Company Property, and all of the provisions of this Operating Agreement shall remain in effect.  If there are no Managers of the Company, the Members shall wind up the business and affairs of the Company.  If there are no remaining Members, the last Person to be a Member shall wind up its business and affairs; if there are neither remaining Members nor a Person who last was a Member, the legal or personal representatives of the Person who last was a Member shall wind up the business and affairs of the Company.  In connection with the winding up, the Company will grant to each Member perpetual, non-exclusive, worldwide, royalty-free licenses under the Foreground IP Rights.

(c)

Final Distribution.  The proceeds from the liquidation of the Company Property shall be distributed as follows:

(i)

First, to creditors, including Members and Managers who are creditors, until all of the Company's debts and liabilities are paid and discharged (or provision is made for payment thereof); and

(ii)

Second, to the Members in proportion to their positive Capital Accounts as of the date of such distribution, after giving effect to all contributions, distributions, and allocations for all periods, until such time as all such Capital Accounts have been reduced to zero.

(d)

Distributions in Kind.  In connection with the termination and liquidation of the Company, the Managers shall attempt to sell all of the Property.  To the extent that Property is not sold, each Member will receive a pro rata share of any distribution in kind.  Any Property distributed in kind upon liquidation of the Company shall be valued on the basis of an independent appraisal and treated as though the Property had been sold and the cash proceeds distributed; provided, however, that Property contributed by a Member shall be distributed to the contributing Member.

(e)

No Recourse Against Managers.  The Members shall look solely to the assets of the Company for the return of their investment, and if the Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return such investment, they shall have no recourse against the Managers, any Affiliate of any Manager, or any other Member.

(f)

Purchase by Member or Manager.  A Manager, Member or an Affiliate of a Manager or Member may, if he so desires, purchase an item of Property upon liquidation provided that (i) the purchase price is at fair market value as determined by an independent appraiser selected by the Managers, and (ii) at least 15 days' advance notice of the proposed sale has been given to all other Members.

12.

GENERAL PROVISIONS.

(a)

Entire Agreement.  This Operating Agreement embodies the entire understanding among the Members concerning the Company and their relationship as Members and supersedes any and all prior negotiations, understandings or agreements.

(b)

Severability.  If any provision of this Operating Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Operating Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected.

(c)

Parties Bound. This Operating Agreement shall be binding upon the Members, the Managers and their respective successors, assigns, heirs, devisees, legal representatives, executors and administrators.

(d)

Applicable Law. The laws of the State of Delaware shall govern this Operating Agreement.  The prevailing party in any litigation in connection with this Operating Agreement shall be entitled to recover from the other party all costs and expenses, including without limitation fees of attorneys and paralegals, incurred by such party in connection with any such litigation.

(e)

Partition.  Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to Company Property

(f)

Further Assurances.  Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and the transactions contemplated herein.

(g)

Counterparts.  This Operating Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

(h)

Securities Laws Restrictions.  The Interests described in this Operating Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of the State or any other jurisdiction (the “State Acts”).  Consequently, these Interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of the Securities Act, the State Acts and this Operating Agreement.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, following adoption of this Operating Agreement by the Managers, the Members have executed this Operating Agreement as of the date first set forth above.

BIOSERVE BIOTECHNOLOGIES, LTD.

By: /s/ Rama Modali

     Name: Rama Modali

     Title: President

DNAPRINT GENOMICS INC.

By: /s/ Richard Gabriel

     Name: Richard Gabriel

     Title: CEO & President

EXHIBIT A

Name of Member

  Capital Contribution

Percentage Interest

BioServe Biotechnologies, Ltd.

50%

DNAPrint Genomics, Inc.

50%

Total

100%